EXHIBIT 100


                        NATIONAL COMPUTER SYSTEMS, INC.

                            OSWALD STOCK OPTION PLAN

                89,000 Shares of National Computer Systems, Inc.
                          Common Stock, Par Value $.03


The Oswald Stock Option Plan is set forth through the following:

Resolution unanimously adopted (with Mr. Oswald abstaining) by the Board of Directors of National Computer Systems, Inc. on August 22, 1994, with no subsequent amendment or recision, as set forth below:

                  BE IT RESOLVED, That the terms and conditions of the CEO Transition Package which has been recommended by the Compensation Committee shall be attached to the minutes of this meeting as an Exhibit A and is hereby approved, that Mr. Cox and General Vessey are directed to communicate the terms and conditions of the Package to Mr. Oswald and that Mr. Cox is hereby directed to execute on behalf of the Company whatever documents are, in his judgment, necessary to evidence the Package and Mr. Oswald's acceptance thereof; and

                  FURTHER RESOLVED, That upon receipt of evidence of the cancellation of the 39,000 Incentive Stock Options currently owned by Mr. Oswald, any officer of the Company is hereby authorized to execute and deliver on behalf of the Company Stock Option Agreements with respect to the issuance of 89,000 shares of the Company's Common Stock to Mr. Oswald with the following exercise prices and option terms and on such other terms and conditions as are set forth in the form of stock option agreement attached to these minutes as Exhibit B:


Optionee -      Charles W. Oswald

Option Terms -  Option        Exercise            Expiration
                Shares          Price                 Date
                ------        --------            ----------
                15,000        $ 15.68               5-23-96
                12,000          16.50               5-21-97
                12,000          17.60               5-20-98
                50,000          13.13               8-22-99
               -------
                89,000
               =======


Exercisability - 100% six months after date of grant or
                 upon Shareholder approval, whichever
                 is later


                  FURTHER RESOLVED, That these resolutions and the stock option agreements referred to above are intended to be a "plan" for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934; and

                  FURTHER RESOLVED, That the Common Stock, when issued upon the exercise of the options granted to Mr. Oswald, shall be duly and validly issued, fully paid and non-assessable shares of the Common Stock of the Company; and

                  FURTHER RESOLVED, That the authority of the Norwest Bank Minnesota, N.A. as transfer agent and registrar of the Company's Common Stock is hereby enlarged to reflect the issuance of these shares and the proper officers of the Company are hereby directed to inform the transfer agent and registrar and to execute any instruments required in connection therewith; and

                  FURTHER RESOLVED, That the officers of the Company are authorized to do or cause to be done any and all acts and deeds and to execute and deliver on behalf of the Company all such documents as are deemed necessary and proper to effect the intent of these resolutions.


                                                National Computer Systems, Inc.

                                                By:  /s/ J. W. Fenton, Jr.

                                                Its:   Secretary-Treasurer

                                                                  EXHIBIT A
                      CHARLES W. OSWALD RETIREMENT PACKAGE

QUESTIONS/ISSUES              CONCLUSIONS/RECOMMENDATIONS
- ----------------              ---------------------------
Continue as an employee?      -Until 5/31/95, when he relinquishes Chairman-
                               ship, at his current base salary of $390K annually
                              -No bonus eligibility from 1/31/95 - 5/31/95
                              -Charles W. Oswald will move to new location by
                               12/31/94.

Supplemental Retirement
Benefit?                      No

Consulting Contract?          No

Vest LTIP?                    Yes

Options? -Charles Oswald will exercise 5/24/90 Option Grant -Replace 5/23/91, 5/21/92, 5/20/93 ISO grants with non-qualified options at the same price, vesting, and net 5-year term remaining.
                              -Grant an additional 50,000 non-qualified shares
                               today with 5-year term (8/99).

On-Going Cash Compensation?   None beyond 5/31/95.

Maintain Healthcare?          Yes, for three years beyond 5/31/95(to 5/31/98)
                               pay Charles W.Oswald's premium costs for Medicare and Medicare supplemental coverage to provide total coverage comparable to NCS' group plan.

Office and Secretary?         Yes, for 5 years reimburse up to $65,000 annually
                               for actual office and secretarial costs incurred.


                                                                     EXHIBIT B
                        Projected Stock Option Valuation
                               For Charles Oswald
                                  August 1994


              Qualified Incentive   Non-Qualified Stock      Projected Net Gain Value
             Stock Options Granted     Option Grant       (Based on Stock Prices below)
            -----------------------   --------------      -----------------------------
 Salary     Date     Price   Shares   Shares   Price       $20        $25         $30
________    ____     _____   ______   ______   _____      _____      _____       _____

$295,000   5-24-90  $  9.08   12500     ---     ---        ---        ---         ---
$325,000   5-23-91  $ 15.68   15000    15000  $ 15.68    $ 64800    $139800    $ 214800
$375,000   5-21-92  $ 16.50   12000    12000  $ 16.50    $ 42000    $102000    $ 162000
$390,000   5-20-93  $ 17.60   12000    12000  $ 17.60    $ 28800    $ 88800    $ 148800
$390,000   8-22-94    ---      ---     50000  $ 13.00    $350000    $600000    $ 850000
                                                         -------    -------    --------
                                       Total Net         $485600    $930000    $1375600
                                                         =======    =======    ========


*Assumptions:

                   -Replace existing ISO grants (except 5/24/90) with Non-
                     Qualified grants with remaining years of 5-year term
                   -Same grant prices
                   -Actual remaining years of total 5-year term

                        NATIONAL COMPUTER SYSTEMS, INC.

                             Stock Option Agreement


                         Date of Grant: August 22, 1994


Charles W. Oswald

                                      (50,000 shares @ $13.13 expiring 08/22/99)

Dear Charley:

In  recognition  of the valuable  services  which you have  rendered to National
Computer Systems, Inc. (the "Company") and to induce you to continue to effectively serve the Company, the Company has, conditioned upon execution of this Agreement, granted to you a non-revocable option to acquire 50,000 shares ("Option Shares") of the Company's common stock at an option price of $13.13 per share. The Incentive Stock Option outstanding for a similar number of shares, option price and expiration date is hereby forfeited. Your option is subject to Shareholder approval and the terms outlined below.

In order for the Company to maintain its growth and vitality by preventing its sensitive product and business information from being misused, and in consideration of its grant, your acceptance of this option includes the following undertakings as a condition to its grant:

         Confidential Information: You agree not to utilize or divulge to others any information concerning the Company or its business which you have been told or reasonably know to be information: (i) not generally known or readily ascertainable by others; (ii) providing a competitive advantage to NCS; (iii) acquired by NCS at its expense; and (iv) maintained by NCS in confidence.

         Competitive Employment: You agree not to, while you are a director of the Company or for a period of one (1) year thereafter, be employed by, be a director of, or work for a direct competitor of the Company, or yourself compete directly with the Company.

         GENERAL TERMS:

 1. This option shall be for the period beginning on date of grant and ending on August 22, 1999 ("Option Period"). Commencing six (6) months after the date of grant or upon Shareholder approval, whichever is later, this option may be exercised in part or full for the total number of Option Shares, except as provided in paragraphs 3 and 4 below. No Option Shares may be purchased following termination of the Option Period.

 2. The Option Shares shall be the Company's common stock, par value $.03 per share ("Common Stock"), and shall be subject to adjustment if the outstanding shares of the Common Stock are changed in number (such as a stock split) or are substituted for a different number or kind of securities of the Company. In such case, a corresponding adjustment shall be made in your number of unexercised Option Shares but with a corresponding adjustment in the price for each unexercised Option Share. If the outstanding Common Stock of the Company should be exchanged for other securities of the Company or of another corporation which is a party to a reorganization, consolidation, or merger with a company, the unexercised portion of this option shall apply to the substitute securities.

 3. If, prior to the end of the Option Period, you cease to be a director of the Company by reason of your gross and wilfull misconduct during the course of your service as a director of the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, any non-exercised option right will be terminated as of the date of the misconduct.

 4. If you should die during the Option Period, your personal representatives, administrators or, if applicable, any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution shall have twelve (12) months from the date of your death, but in no event beyond the last day of the Option Period, to exercise any non-exercised option right that had accrued up through your date of death according to paragraph 1.

 5. Any Option Shares purchased by you shall be subject to the following restrictions, and the certificates for any Option Shares purchased by you shall be impressed with a legend making such reference thereto as shall be necessary or appropriate in the opinion of counsel for the
         Company:

                  "The securities represented by this certificate have not been registered under the Federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, assigned, pledged, offered, or otherwise disposed of in the absence of an effective registration statement under applicable securities laws or an opinion from counsel acceptable to the company stating that such registration is not required."

 6. This option shall be exercised by delivering to the Company the following:

         A. A notice of your intention to exercise your option.Such notice shall state:

                  1. The number of shares in respect of which the option is to be exercised.

                  2. The price to be paid, including an agreement and understanding on your part to pay in addition to the purchase price of the Option Shares a sum equal to the amount of any Federal and State tax due in respect to said purchase as computed by the Treasurer of the Company and an acknowledgment that with respect to any income tax liability created by the contemplated purchase, you will indemnify the Company at all times.

         B. Payment of an amount equal to the total purchase price of the Option Shares either (i) in cash, including check, or (ii) by delivering Common Stock already owned by you having a fair market value on the date of exercise equal to the full purchase price of the Option Shares, or (iii) by any combination of cash and the method specified in (ii).

         C. Payment of an amount sufficient to pay any issue or transfer taxes which may be applicable plus an amount equal to the withholding tax liability allocable to the Option Shares being purchased, all as determined by the Treasurer of the Company.

         D. A letter containing representations, in form and content acceptable to counsel for the Company, reflecting your understanding of and access to Company finances and business records, your appreciation of the risks inherent in the investment, your acknowledgment that the sale is being made in reliance upon certain exemptive provisions available under the Securities Act of 1933, your acknowledgment that the purchase is not being made to share participation with others, or to participate in any distribution of the shares, and your acknowledgment that the certificate for such shares may be impressed with an appropriate legend restricting transferability, making such reference to this option and to the rights of the Company hereunder as may be necessary, and agreeing that "Stop-Transfer" procedures may be effected with the Transfer Agent of the Company's Common Stock.

                  On receipt of the foregoing, the Transfer Agent will be instructed to prepare and deliver certificates for the shares impressed with such legend.

 7. The Company reserves a right to withhold the issuance of any certificates for Option Shares until, in the opinion of counsel for the Company, any applicable registration requirements and any other requirements of law shall have been duly complied with.

 8. You have no rights as a stockholder with respect to any Option Shares until the date of issuance of a stock certificate to you for such shares.

 9. Each member of the Board of Directors of the Company and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished in connection with the administration of this option, by you, and none of such persons shall be liable for any determination made or any action taken hereunder, nor for any failure to act, if done or omitted in good faith.

10. The proceeds received by the Company from the sale of Option Shares to you hereunder will be used for general corporate purposes.

11. The grant of this option shall not impose any obligation on you to exercise the option at any time.

12. Nothing contained herein shall be deemed or construed to confer on you any right to continue as a director of the Company or affect in any way any legal rights with respect to termination of such directorship or removal of you as a director.

13. This Option Agreement is not assignable by you except as is provided in paragraph 4. The option right may only be exercised by you and you hereby agree that any controversy concerning interpretation of the option right shall be resolved solely by the Company's Executive Committee, and their determination shall be binding.

If the above terms of this Agreement are acceptable to you, please signify your agreement by executing one copy of this Agreement and returning it to the Company.

Very truly yours,

NATIONAL COMPUTER SYSTEMS, INC.



By:   /S/J. W. FENTON, JR.
      ---------------------------------
      J. W. Fenton, Jr.
      Secretary/Treasurer


The foregoing Agreement is acceptable to, and is hereby accepted by, me.



/S/ CHARLES W. OSWALD
- ------------------------------